Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  December 18, 2009

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s  Telephone  Number,  Including  Area  Code)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2009, our wholly owned subsidiary, RCI Entertainment (3105 I-35), Inc. (“RCI”), entered into and closed a Stock Purchase Agreement (the “RCI Purchase Agreement”) with Spiridon Karamalegos (“Karamalegos”), the Joy Club of Austin, Inc. (“JOY”) and North IH-35 Investments, Inc. (“NIII”), whereby RCI acquired 51% of the outstanding stock of JOY and 49% of the outstanding stock of NIII.  JOY is the owner and operator of the adult nightclub business known as “Joy of Austin” which leases and occupies the real property and improvements located at 3105 South IH 35, Round Rock, Texas 78664 (the “Property”).  NIII is the owner of the Property and leases the Property to JOY.  Contemporaneously with entry into the RCI Purchase Agreement, RCI and Karamalegos entered into an Assignment and Assumption Agreement (the “Assignment Agreement”), whereby Karamalegos assigned to RCI his right to acquire the remaining 49% of the outstanding stock of JOY and the remaining 51% of the outstanding stock of NIII, which right Karamalegos obtained pursuant to a Purchase Agreement entered into between Karamalegos, Evangelos Polycrates (“Polycrates”), JOY and NIII (the “Polycrates Purchase Agreement”).  Pursuant to the RCI Purchase Agreement and the Assignment Agreement, RCI acquired and owns 100% of the outstanding stock of JOY and 100% of the outstanding stock of NIII.

Pursuant to the terms of the RCI Purchase Agreement and the Assignment Agreement, RCI paid aggregate consideration of $4,550,000, plus assumption of a promissory note with First State Bank-Taylor (the “Purchase Price”), for the acquisition of JOY and NIII.  The Purchase Price was payable as follows:

(i)	$1,820,000 by wire transfer to Karamalegos;

(ii)	$880,000 by wire transfer to Polycrates;

(iii)
$530,000 evidenced by a five (5) year secured promissory note to Karamalegos, bearing interest at the rate of 4.75% per annum and payable in sixty (60) equal monthly installments of principal and interest of $9,941.16 (the “Karamalegos Note”).  The Karamalegos Note is secured by a third lien in favor of Karamalegos against the Property and improvements located thereon and a second lien on all of the shares of JOY and NIII;

(iv)
$1,320,000 evidenced by a five (5) year secured promissory note to Polycrates, bearing interest at the rate of 4.75% per annum and payable in sixty (60) equal monthly installments of principal and interest of $24,759.12 (the “Polycrates Note”).  The Polycrates Note is individually guaranteed by Karamalegos for the first thirty (30) months and is secured by a second lien in favor of Polycrates against the Property and improvements located thereon and a first lien on all of the shares of JOY and NIII; and

(v)
The assumption of a Promissory Note dated Sept. 10, 2004, in the original principal amount of $850,000, executed by NIII and payable to First State Bank-Taylor, which Promissory Note had a current balance of $652,489.25 as of November 16, 2009, and is secured by the Property and improvements located thereon.  The note bears interest at the rate of 7.25%, payable in monthly installments of principal and interest of $7,761.33.  The interest rate is subject to adjustment on September 10, 2014 to the rate of prime plus 2.5%.  The note is due and payable on or before September 10, 2019.

Also pursuant to the agreements described above, Karamalegos entered into a four (4) year Non-Competition Agreement with RCI, and Polycrates entered into a three (3) year Non-Competition Agreement with RCI.

A copy of the RCI Purchase Agreement is attached hereto as Exhibit 10.1.  A copy of the Assignment Agreement is attached hereto as Exhibit 10.2.  A copy of the Polycrates Purchase Agreement is attached hereto as Exhibit 10.3.  A copy of the Karamalegos Note is attached hereto as Exhibit 10.4.  A copy of the Polycrates Note is attached hereto as Exhibit 10.5.  A copy of the form of Non-Competition Agreement is attached hereto as Exhibit 10.6.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement dated December 18, 2009, by and between RCI Entertainment (3105 I-35), Inc., Spiridon Karamalegos, the Joy Club of Austin, Inc. and North IH-35 Investments, Inc.
10.2	Assignment and Assumption Agreement dated December 18, 2009, by and between Spiridon Karamalegos and RCI Entertainment (3105 I-35), Inc., with the consent of Evangelos Polycrates
10.3	Purchase Agreement dated December 18, 2009, by and between Spiridon Karamalegos, , the Joy Club of Austin, Inc. and North IH-35 Investments, Inc.
10.4	Promissory Note dated December 18, 2009, in favor of Spiridon Karamalegos.
10.5	Promissory Note dated December 18, 2009, in favor of Evangelos Polycrates.
10.6	Form of Non-Competition Agreement
99.1	Press Release dated December 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: December 21, 2009	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer